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                                                                    EXHIBIT 4(d)



                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


                  AMENDMENT NO. 3, dated as of December 1, 2000, to the Credit Agreement, dated as of January 27, 2000, as amended by Omnibus Amendment No. 1 and Amendment No. 1 to Credit Agreement dated as of February 4, 2000 and Amendment No. 2 and Consent to Credit Agreement dated as of August 23, 2000 (the "Credit Agreement"), among (a) REGENT BROADCASTING, INC., a Delaware corporation (the "BORROWER"), (b) REGENT COMMUNICATIONS, INC., a Delaware corporation (the "PARENT COMPANY" and, together with the Borrower, collectively, the "PRINCIPAL COMPANIES" and, singly, a "PRINCIPAL COMPANY"), (c) the several financial institutions from time to time party to the Credit Agreement as lenders thereunder ("LENDERS"), and (d) FLEET NATIONAL BANK, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"), FLEET NATIONAL BANK, as Issuing Lender, GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent for the Lenders, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent for the Lenders.

                                    RECITALS

                  The Borrower, the Parent Company, the Required Lenders and the Administrative Agent have agreed to amend certain of the provisions contained in the Loan Documents and the Credit Agreement, all as set forth in or required by this Amendment No. 3 ("this Agreement").

                  Accordingly, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS IN CREDIT AGREEMENT. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended hereby) are used herein as therein defined.


                                   ARTICLE II

                             AMENDMENTS AND WAIVERS

         Effective as of December 1, 2000 ("Effective Date"), and subject always in any event to the provisions of Article III hereof:

         SECTION 2.1. LENDER WAIVERS. The Lenders hereby waive the Borrower's performance of and compliance with the Maximum Consolidated Corporate Overhead covenant contained in Section 9.4(d) of the Credit Agreement insofar as and to the extent that such covenants are applicable to the period ended December 31, 2000. The


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execution, delivery and effectiveness of the Agreement shall not, except as otherwise stated herein, constitute a waiver of any provisions of, or any obligations of the Borrower under the Credit Agreement.

         SECTION 2.2. NEW DEFINED TERMS. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto each of the following new defined terms:

                           "Amendment No. 3" means Amendment No. 3 to Credit
                  Agreement, dated as of December 1, 2000, among the Borrower, the Parent Company, the Required Lenders and the Administrative Agent, and upon the terms of which each of the parties hereto has agreed to amend this Agreement.

                           "Amendment No. 3 Effective Date" means December 1,
                  2000, the so-called "Effective Date" of Amendment No. 3 to Credit Agreement.

                           "New Markets" means Markets in which the Borrower and
                  its Subsidiaries did not operate Radio Stations prior to the Amendment No. 3 Effective Date.

                           "New Markets Entered" means New Markets entered into
                  by the Borrower and its Subsidiaries through any Acquisitions; provided, however, that the Borrower or such Subsidiary acquires two (2) or more Radio Stations in such New Market.

                           "Markets Exited" means Markets in which the Borrower
                  and its Subsidiaries sell or otherwise dispose of all Radio Stations on or following the Amendment No. 3 Effective Date other than the Palmdale, California Market.

         SECTION 2.3. AMENDMENT OF SECTION 1.1. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of "Consolidated Corporate Overhead" to read in its entirety as follows:

                           "Consolidated Corporate Overhead" means, in relation
                  to the Parent Company and its Subsidiaries for any period, the portion of the corporate overhead of the Parent Company and its Subsidiaries for such period not directly allocable to the operation of Radio Stations or other operating assets, LESS, without duplication, and only to the extent reflected as a charge against such portion of the corporate overhead for such period, any non-cash charges or expenses or non-cash losses (including non-cash losses on Sales of assets outside of the ordinary course of business), all as determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of calculating the Consolidated Corporate Overhead of the Parent Company and its Subsidiaries for any period, there shall be excluded from such Consolidated Corporate Overhead for such period, the SUM (without duplication) of Consolidated Eligible Charges for such period of the kind described in paragraph (a), (b) or (c) of the definition of that term.


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         SECTION 2.4. AMENDMENT OF SECTION 9.4(d). Section 9.4(d) of the Credit
Agreement is amended by amending and restating subsection (d) to read in its entirety as follows:

                  "(d) MAXIMUM CONSOLIDATED CORPORATE OVERHEAD. Permit the Consolidated Corporate Overhead for any Fiscal Year below to exceed the amount set forth opposite such Fiscal Year below:

                    FISCAL YEAR        MAXIMUM CONSOLIDATED CORPORATE OVERHEAD
                    -----------        ---------------------------------------

                       2000                          $3,750,000

                       2001                          $4,800,000

                       2002                          $5,400,000

                       2003                          $5,700,000

                       2004                          $6,000,000

                       2005                          $6,200,000

                       2006                          $6,500,000

         provided, however, that the amount of the maximum Consolidated Corporate Overhead shown above for any Fiscal Year: (i) shall be increased by $200,000 for each New Market Entered during the period from the Amendment No. 3 Effective Date through the last day of such Fiscal Year ("REFERENCE PERIOD"); and (ii) shall be decreased by $200,000 for each two (2) Markets Exited for such Reference Period."


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Each of the amendments and waivers to the Loan Documents and the Credit Agreement set forth in Article II of this Agreement shall be effective and in full force and effect as of and from and after the Effective Date, provided that each of the following conditions precedent shall first be satisfied:

         SECTION 3.1. AMENDMENT DOCUMENT. The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrower, the Parent Company, and also by the Required Lenders.

         SECTION 3.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the Parent Company pursuant to this Agreement shall be true and correct in all material respects on and as of the date the Borrower and the Parent Company execute and deliver this Agreement with the same full force and effect as if made and repeated on and as of such date.


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         SECTION 3.3. FEES, COSTS AND EXPENSES.

                  (a) The Borrower shall have paid to the Administrative Agent, upon the date the Required Lenders execute and deliver this Agreement, and for the account of the Lenders consenting to this Agreement as provided below, a non-refundable amendment fee in the total amount equal to three one-hundredths of one percent (0.03%) of the aggregate amount of the Commitments of the Consenting Lenders (as defined below) (the "AMENDMENT FEE"). When this Agreement shall become effective, each Lender that shall have given to the Administrative Agent, by 5:00 p.m., Boston, Massachusetts time, on February 8, 2001, confirmation in writing (whether by facsimile transmission or otherwise), satisfactory to the Administrative Agent, of such Lender's consent to, and execution and delivery of, this Agreement (each, a "CONSENTING LENDER"), shall become entitled to receive a share of the Amendment Fee, such share to be equal to three one-hundredths of one percent (0.03%) of such Lender's Commitment in effect on the date the Required Lenders execute and deliver this Agreement. Promptly after this Agreement shall have become effective, the Administrative Agent shall remit to each Consenting Lender its share as determined above of the Amendment Fee received by the Administrative Agent from the Borrower.

                  (b) The Borrower shall have paid in full to special counsel for the Administrative Agent, all of the Attorney Costs of special counsel to the Administrative Agent incurred from time to time through February 8, 2001 and that are payable by the Borrower pursuant to
         Section 12.4 of the Credit Agreement and for which an invoice shall have been submitted by special counsel for the Administrative Agent to the Borrower on or prior to February 8, 2001.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of the Borrower and the Parent Company represents and warrants to and covenants with the Administrative Agent and the Lenders as follows:

         SECTION 4.1. REPRESENTATIONS IN LOAN DOCUMENTS. Each of the representations and warranties made by or on behalf of each of the Principal Companies to the Administrative Agent and the Lenders in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, EXCEPT (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

         SECTION 4.2. CORPORATE AUTHORITY, ETC. The execution and delivery by each Principal Company of this Agreement, and the performance by each Principal Company of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or


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constitute any default under, (a) any provision of any Governing Document of any
Principal Company, (b) any Contractual Obligation of any Principal Company, or
(c) any Applicable Law.

         SECTION 4.3. VALIDITY, ETC. This Agreement has been duly executed and delivered by each Principal Company and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

         SECTION 4.4. NO DEFAULTS. After giving effect to this Agreement, no Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.

         SECTION 4.5. PAYMENTS. The Borrower hereby promises to pay, not later than February 8, 2001: (a) to the Administrative Agent for the account of the Lenders, the amendment fee referred to in Section 3.3(a); and (b) to special counsel for the Administrative Agent, all of the Attorney Costs of such special counsel referred to in Section 3.3(b).


                                    ARTICLE V

                        PROVISIONS OF GENERAL APPLICATION

         SECTION 5.1. NO OTHER CHANGES. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all rights and remedies of the Administrative Agent and the Lenders thereunder, shall remain unaltered.

         SECTION 5.2. OTHER PROVISIONS. This Agreement is a Loan Document for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
AMENDMENT NO. 3 TO CREDIT AGREEMENT to be executed and delivered by their respective authorized officers under seal as of the date first above written.


                                   THE PARENT COMPANY:

                                   REGENT COMMUNICATIONS,
                                   INC., as the Parent Company and
                                   a Guarantor


                                   By:        /s/ Matthew A. Yeoman
                                        ------------------------------------
                                        Name: Matthew A. Yeoman
                                        Title: Vice President - Finance

                                   THE BORROWER:

                                   REGENT BROADCASTING,
                                   INC., as Borrower

                                   By:        /s/ Matthew A. Yeoman
                                        ------------------------------------
                                        Name: Matthew A. Yeoman
                                        Title: Vice President - Finance

                                   THE ADMINISTRATIVE AGENT:

                                   FLEET NATIONAL BANK, individually and
                                   as Administrative Agent


                                   By:        /s/ Robert F. Milordi
                                        ------------------------------------
                                        Name: Robert F. Milordi
                                        Title: Managing Director

                                   THE SYNDICATION AGENT:

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, individually and as
                                   Syndication Agent

                                   By:        /s/ Kenneth M. Gacevich
                                        ------------------------------------
                                        Name: Kenneth M. Gacevich
                                        Title: Duly Authorized Signatory



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                                      -7-




                                   THE DOCUMENTATION AGENT:

                                   DRESDNER BANK AG, NEW YORK
                                   AND GRAND CAYMAN BRANCHES,
                                   individually and as Documentation Agent


                                   By:        /s/ William E. Lambert
                                        ------------------------------------
                                        Name: William E. Lambert
                                        Title: Vice President


                                   By:        /s/ Brian E. Haughney
                                        ------------------------------------
                                        Name: Brian E. Haughney
                                        Title: Assistant Vice President


                                   THE LENDERS:

                                   FIRSTAR BANK, N.A.


                                   By:        /s/ Christian Jon Bugyis
                                        ------------------------------------
                                        Name: Christian Jon Bugyis
                                        Title: Vice President - Finance

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:        /s/ Raymond S. Osburn
                                        ------------------------------------
                                        Name: Raymond S. Osburn
                                        Title: Vice President

                                   SUMMIT BANK


                                   By:        /s/ Donald J. Oberg, Jr.
                                        ------------------------------------
                                        Name: Donald J. Oberg, Jr.
                                        Title: Vice President

                                   MICHIGAN NATIONAL BANK


                                   By:        /s/ Jason W. Bierlein
                                        ------------------------------------
                                        Name: Jason W. Bierlein
                                        Title: Commercial Relationship Manager


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                                   THE CIT GROUP/EQUIPMENT
                                   FINANCING, INC.

                                   By:        /s/ Michael L. Monahan
                                        ------------------------------------
                                        Name: Michael L. Monahan
                                        Title:Vice President